UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2008

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, CA		90017-3782
(Address of principal executive offices)		(Zip Code)

(213) 929-1800

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                     Other Events

On October 16, 2008 SouthWest Water announced it had postponed certain information technology investments that are part of its larger business reengineering effort, referred to as the Cornerstone Project. In light of uncertain financial markets, the Company believes it prudent to be more selective on the timing of large capital expenditures. The financial module of the Project has been successfully completed and significant progress has been made on consolidation efforts. There are numerous initiatives that are part of the overall Project and the Company will expedite those that will have the most immediate impact on earnings and slow down or postpone those that have longer implementation times and large capital outlays, resulting in a longer return on investment period. The Company is still committed to completing the full implementation in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SOUTHWEST WATER COMPANY (Registrant)

By:	/s/ Cheryl L. Clary
Name: Cheryl L. Clary Title: Chief Financial Officer

Date: October 16, 2008